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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               DETREX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                               DETREX CORPORATION
                           24901 NORTHWESTERN HIGHWAY
                                   SUITE 500
                           SOUTHFIELD, MICHIGAN 48075

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 2003

     PLEASE TAKE NOTICE that the annual meeting of shareholders of DETREX CORPORATION will be held on Thursday, the 24th day of April, 2003, at 11:00 a.m., local time, at The Westin Hotel, 1500 Town Center, Southfield, Michigan, for the purposes of considering and acting upon the following:

     (1) The election of three Directors of the Second Class; and

     (2) The transaction of such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

     The Board of Directors knows of no other business which will be presented to the shareholders at this meeting.

     The Board of Directors has fixed February 28, 2003 as the record date for the determination of the shareholders entitled to receive notice of and to vote at the annual meeting of shareholders and any adjournments or postponements of the meeting.

     It is important that proxies be returned promptly. Therefore, shareholders who do not expect to attend the meeting in person are requested to vote, sign, date and return the enclosed proxy, which is solicited by the Board of Directors, in the enclosed prepaid envelope.

                                          By Order of the Board of Directors

                                          ROBERT M. CURRIE
                                          Secretary

Dated: March 28, 2003

                               DETREX CORPORATION
                           24901 NORTHWESTERN HIGHWAY
                                   SUITE 500
                           SOUTHFIELD, MICHIGAN 48075

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

     The Board of Directors of DETREX CORPORATION (the "Corporation" or "Detrex") requests all shareholders who do not expect to be present at the annual meeting to be held April 24, 2003 (the "Annual Meeting"), and who wish their stock to be voted upon the business to be transacted there, to vote, sign, date and return the enclosed form of proxy. At any time before it is voted, each granted proxy may be revoked by the shareholder by a later-dated proxy, by written revocation addressed to the Secretary of the Corporation at the address listed below, or by voting by ballot at the Annual Meeting. The cost of solicitation is being borne by the Corporation. This solicitation is made by and on behalf of the Board of Directors of the Corporation. Proxies received by the Board of Directors from shareholders will be voted at the Annual Meeting in the manner specified or, if not specified, as determined by the proxies. It is anticipated that this Proxy Statement and the enclosed proxy will be mailed to the shareholders of the Corporation on or about March 28, 2003. The Corporation's principal offices are located at 24901 Northwestern Highway, Suite 500, Southfield, Michigan 48075.

     Only shareholders of record at the close of business on February 28, 2003 are entitled to vote at the Annual Meeting. As of that date, there were 1,583,414 shares of common stock, $2 par value per share ("Common Stock"), outstanding and entitled to vote. They were the only outstanding shares of the Corporation. Every holder of outstanding shares of Common Stock entitled to be voted at the Annual Meeting is entitled to one vote for each share held.

     Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, Directors are elected by a plurality vote of all votes cast. In accordance with applicable law, abstentions and broker non-votes will not have the effect of votes in opposition to a Director nominee.

                             ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide for the classification of Directors into three classes as nearly equal in number as possible, with three-year terms expiring on successive annual meeting dates. The Corporation's By-Laws currently provide that the Board of Directors shall consist of not less than seven nor more than twelve persons as shall be fixed from time to time by the Board.

     At the Annual Meeting, three Directors of the Second Class will be elected to serve for a term of three years or until their successors have been elected and have qualified. The terms of the three present Directors of the Second Class, Robert A. Emmett, III, Benjamin W. McCleary and Arbie R. Thalacker, expire at the Annual Meeting. Messrs. Emmett, McCleary and Thalacker have served as Directors of Detrex since 1984, 1990 and 1980, respectively.

     It is the intention of the persons named in the accompanying form of proxy to vote such proxies for the nominees named below. The Board of Directors has no reason to believe that any nominee will be unable to serve. In the event that any nominee should not be available, the persons named in the proxy will vote for the election of such substitute nominee as may be selected by the Board of Directors of the Corporation.

                  NOMINEES for Directors of the Second Class:

                             Robert A. Emmett, III
                              Benjamin W. McCleary
                               Arbie R. Thalacker

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE SECOND CLASS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 27, 2003, the amount of Common Stock beneficially owned by each Director and nominee for Director, each Executive Officer named in the Summary Compensation Table, all Executive Officers, Directors, and nominees for Director as a group, and certain other beneficial owners:

                                                                  TOTAL SHARES         PERCENT OF
                            NAME                              BENEFICIALLY OWNED(1)      CLASS
                            ----                              ---------------------    ----------
Bruce W. Cox................................................        70,990(2)             4.5%
Robert M. Currie............................................         9,000(2)             *
Robert A. Emmett, III.......................................        46,816(2)(3)(4)       2.9%
William C. King.............................................        21,500(2)(5)          1.3%
Thomas E. Mark..............................................        90,660(2)(6)          5.5%
Benjamin W. McCleary........................................         8,500(2)             *
Steven J. Quinlan...........................................         3,100(2)(7)          *
Arbie R. Thalacker..........................................        36,500(2)(3)          2.3%
David R. Zimmer.............................................         3,500(8)             *
All Executive Officers, Directors and Nominees for Director
  as a Group................................................       290,566(2)            16.9%
Dimensional Fund Advisors Inc...............................        83,050(9)             5.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Rivlin Family Partnership...................................      114,600(10)             7.2%
  1404 Blackheath
  Riverwoods, Illinois 60015

                                                                  TOTAL SHARES         PERCENT OF
                            NAME                              BENEFICIALLY OWNED(1)      CLASS
                            ----                              ---------------------    ----------
Summit Capital Management, LLC..............................      255,570(11)            14.1%
  601 Union Street, Suite 3900
  Seattle, Washington 98101
W.R. Investment Capital Small Cap. Corp.....................      213,800(12)            14.0%
  172 South Ocean Blvd.
  Palm Beach, FL 33480

-------------------------
  * Represents less than 1% of Class

 (1) Ownership is direct with sole voting power and sole investment power unless otherwise indicated by footnote.

 (2) Totals include shares underlying options exercisable within 60 days of March 27, 2003, as follows: Messrs. Cox, Emmett, McCleary and Thalacker, 7,000 shares each; Mr. Currie, 9,000 shares; Mr. King, 16,000 shares; Mr. Mark, 78,000 shares; and Mr. Quinlan, 3,000 shares.

 (3) Messrs. Emmett and Thalacker are first cousins.

 (4) Included in the shares reported for Mr. Emmett are 1,000 shares owned jointly with his wife, 15,247 shares owned by his wife, 100 shares owned by his son, and 1,176 shares held by Mr. Emmett as trustee.

 (5) Included in the shares reported for Mr. King are 1,500 shares held by Mr. King as trustee and 4,000 shares held by his wife as trustee of her trust.

 (6) Included in the shares reported for Mr. Mark are 4,500 shares owned by his wife.

 (7) Included in the shares reported for Mr. Quinlan are 100 shares owned jointly with his wife.

 (8) All 3,500 shares reported for Mr. Zimmer are owned jointly with his wife.

 (9) This information is based on Schedule 13G filed on February 7, 2003 by Dimensional Fund Advisors Inc. ("Dimensional"). As indicated on the
     Schedule 13G, Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment groups, including commingled group trusts (the investment companies and investment vehicles are, collectively, the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 83,050 shares as of September 30, 2002. The Portfolios own all 83,050 shares and Dimensional disclaims beneficial ownership of such shares.

(10) This information is based on Schedule 13D dated January 15, 1998, filed by the Rivlin Family Partnership ("Rivlin") in which Rivlin indicated it had sole voting power and sole dispositive power with respect to 67,800 shares. The aggregate number of shares reported as beneficially owned by Rivlin includes 46,800 shares owned by other individuals.

(11) This information is based on Schedule 13G/A filed on February 5, 2003 jointly by Summit Capital Management, LLC ("SCM"), Summit Capital Partners, LP, and John C. Rudolf, individually ("Rudolf"), in which SCM and Rudolf indicated they had shared voting power and shared dispositive power with respect to 255,570 shares.

(12) This information is based on Schedule 13D/A filed on December 18, 2002, by WR Investment Partners Small Cap Corp. ("WRI"), in which WRI indicated that it was the beneficial owner of 213,800 shares.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following information is furnished with respect to each person nominated for election as a Director and each other person whose term of office as a Director will continue after the Annual Meeting:

                                    DIRECTOR
            NAME              AGE    SINCE           PRINCIPAL OCCUPATION DURING LAST 5 YEARS
            ----              ---   --------         ----------------------------------------
DIRECTORS OF THE SECOND CLASS
WHOSE TERMS OF OFFICE WILL EXPIRE IN 2003
ROBERT A. EMMETT, III.......  59      1984     Senior Environmental Counsel, since April 30, 2001,
                                               W. R. Grace & Co.; Deputy General Counsel for
                                               Environment and Nuclear Programs, U.S. Department of
                                               Energy, June 1999 to January 2001; Partner, Reed
                                               Smith Shaw & McClay, attorneys, Washington, D.C.,
                                               from January 1978 to June 1999.
BENJAMIN W. MCCLEARY........  58      1990     Member, since 1998, and Partner, from 1989 to 1997,
                                               McFarland Dewey & Co., LLC, investment bankers, New
                                               York, New York; Director of Harvel Plastics Inc., a
                                               subsidiary of the Corporation.
ARBIE R. THALACKER..........  67      1980     Of Counsel, Shearman & Sterling, attorneys, New York,
                                               New York since 2000; Partner, Shearman & Sterling,
                                               attorneys, New York, New York, 1968-2000; Director of
                                               Harvel Plastics, a subsidiary of the Corporation.
NOMINEES FOR DIRECTORS OF THE FIRST CLASS
  WHOSE TERMS OF OFFICE WILL EXPIRE IN 2005
WILLIAM C. KING.............  58      1995     Chairman of the Board of the Corporation since April
                                               26, 2001; Chairman of the Board and Chief Executive
                                               Officer of the Corporation from January 1996 to April
                                               26, 2001; Director of Harvel Plastics, a subsidiary
                                               of the Corporation.
DAVID R. ZIMMER.............  56      1999     Chief Executive Officer of Twitchell Corporation
                                               since September, 2000; Executive Vice President of
                                               United Dominion Industries, Inc. from September 1997
                                               to December 1998; Director of Twitchell Corporation,
                                               Qualitor, Inc., and Twin Disc Inc.
DIRECTORS OF THE THIRD CLASS
  WHOSE TERMS OF OFFICE WILL EXPIRE IN 2004
BRUCE W. COX................  74      1968     President of B. W. Cox Company, manufacturer's
                                               representative, North Canton, Ohio.
THOMAS E. MARK..............  50      1996     President and Chief Executive Officer of the
                                               Corporation since April 26, 2001; President and Chief
                                               Operating Officer of the Corporation from January
                                               1996 to April 26, 2001; Director of Harvel Plastics
                                               Inc., a subsidiary of the Corporation.

     The Corporation may not have knowledge of all of the information provided above regarding securities ownership, business interests and other events and transactions of the Directors, nominees and others listed above. To the extent that the Corporation does not have actual knowledge of such information, such information has been furnished by such persons.

CERTAIN BUSINESS RELATIONSHIPS

     Mr. Arbie R. Thalacker, a Director of the Corporation, is of counsel to the firm of Shearman & Sterling, attorneys, New York, New York. Shearman & Sterling rendered legal services to the Corporation during 2002 and it is anticipated that the firm will render legal services to the Corporation during 2003.

SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Corporation during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year and certain written representations, no persons who were either a Director, Officer or beneficial owner of more than 10% of the Corporation's Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year except that the Company received a late Form 4 from each of Robert M. Currie and Steven J. Quinlan relating to the grant of options in November 2002.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation has an Audit Committee of non-employee Directors. Its members in the last fiscal year were David R. Zimmer (chairman), Benjamin W. McCleary and Arbie R. Thalacker, each of whom is an independent director as defined in the listing standards of the National Association of Securities Dealers. The Audit Committee held four meetings during the last fiscal year. The Audit Committee, as the representative of the Board of Directors, meets with the independent auditors of the Corporation to review the manner of the auditing of the Corporation's accounts. The Audit Committee reviews with the auditors the methods of accounting, the internal accounting controls and procedures and the reports submitted by the auditors. The Audit Committee reviews the audit scope and the estimated audit fee. The Audit Committee also proposes to the Board of Directors the selection of the Corporation's independent public accountants. (For a more detailed discussion of the functions of the Audit Committee, see Report of the Audit Committee of the Board of Directors).

     The Board of Directors also has a Compensation Committee of non-employee Directors. Its members in the last fiscal year were Benjamin W. McCleary (chairman), Bruce W. Cox and Robert A. Emmett, III. The Compensation Committee held three meetings during the last fiscal year. The committee reviews and recommends to the Board of Directors the salaries and other compensation of all Officers and senior management of the Corporation. The committee also administers and grants options under the 1993 Stock Option Plan.

     The Board of Directors also has a Finance Committee. Its members are Benjamin W. McCleary (chairman), William C. King, Thomas E. Mark and Arbie R. Thalacker. The Finance Committee did not hold any meetings during the last fiscal year. The primary function of the Finance Committee is to review and approve the Corporation's financing arrangements.

     The Board of Directors does not have a Nominating Committee.

     During the fiscal year ended December 31, 2002, the Board of Directors held seven regular meetings. Each incumbent Director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings held by all committees of the Board on which he served.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") consists of three members of the Board, none of whom is a present or former officer or employee of the Corporation. The Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation paid to all officers of the Corporation (the "Officers"). In addition, the Committee has been charged with the responsibility of administering and granting options under the 1993 Stock Option Plan. During 2002, the Committee reviewed the Chief Executive Officer's assessments of each Officer's performance. In light of the uncertain outlook for the economy and the current low level of operating profits, the Chief Executive Officer recommended to the Committee that any increases to the base compensation of the Officers be deferred. The Committee concurred with these recommendations and recommended deferral of salary increases to the Board of Directors. In 2002, the Committee continued a Variable Compensation Plan ("VCP") first implemented in 1996. The VCP would pay a cash bonus to an executive, depending on the financial performance of the Corporation and its divisions. The bonus opportunity for the year ending December 31, 2002 ranged from 10% to 40% of salary and, in the case of Mr. Mark, 40% to 60%. Seventy-five percent of the Corporate Officers' bonus opportunity would be based on the financial performance of the Corporation and the remaining 25% on non-financial criteria. Managers with divisional responsibilities would have 50% of their bonus dependent on the division's performance, 25% dependent on non-financial performance and 25% on corporate performance. No corporate performance bonus would be paid if the financial results were below 100% of the 2002 budget and the maximum would be paid if the financial results were at 200% of the 2002 budget.

     In November, 2002, the Chief Executive Officer recommended that additional grants be made under the 1993 Stock Option Plan. The Committee concurred and awarded stock options to purchase a total of 17,000 shares of Common Stock at a price of $4.00 per share to three executives, 12,000 of which were awarded to Officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Mark was elected Chief Executive Officer on April 26, 2001. Mr. Mark received a base salary of $286,000 in 2002. Mr. Mark did not receive any award under the corporate performance VCP for 2002, and the non-financial criteria award is shown in the Summary Compensation Table. The Committee recommended to the Board that his base salary for 2003 remain at $286,000 and the Board of Directors approved the Committee's recommendation.

                         Benjamin W. McCleary, Chairman
                                  Bruce W. Cox
                             Robert A. Emmett, III
                     Members of the Compensation Committee

                                AUDIT COMMITTEE

     The Corporation's Board of Directors has adopted a written charter for its Audit Committee. The Charter was included as Appendix A to the Proxy Statement filed, on March 21, 2001, with the Securities and Exchange Commission.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     We have reviewed and discussed with management and Deloitte & Touche LLP, the Corporation's independent auditors, the Corporation's audited financial statements as of and for the year ended December 31, 2002. We have discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We have also considered whether the provision of services by Deloitte & Touche LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Corporation's Forms 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 is compatible with maintaining the independence of Deloitte & Touche LLP.

                           David R. Zimmer, Chairman
                              Benjamin W. McCleary
                               Arbie R. Thalacker

     The information presented with regard to the Corporation's Audit Committee and the above Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates such information by reference in any such document.

                             EXECUTIVE COMPENSATION
                             AND OTHER TRANSACTIONS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the total compensation earned in each of the last three years by the Corporation's Chief Executive Officer and the other most highly compensated Executive Officers who earned more than $100,000 in total annual salary and bonus:

                                                                                     LONG TERM COMPENSATION
                                                                        -------------------------------------------------
                                                                                 AWARDS                    PAYOUTS
                                                                        ------------------------    ---------------------
                                           ANNUAL COMPENSATION          RESTRICTED    SECURITIES
                                      ------------------------------      STOCK       UNDERLYING      LTIP
                                      SALARY      BONUS      OTHER       AWARD(S)      OPTIONS/     PAYOUTS     ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR      ($)        ($)        ($)          ($)         SARS(#)        ($)       COMP.($)
---------------------------   ----    ------      -----      -----      ----------    ----------    -------     ---------
T.E. Mark...................  2002    286,000     42,900
  President and Chief.......  2001    280,239
  Executive Officer(1)......  2000    272,012    149,607
R.M. Currie.................  2002    157,500     23,625                                6,000
  Vice President,...........  2001    153,405
  General Counsel...........  2000    149,036     52,163
  and Secretary(2)
S.J. Quinlan................  2002    120,000     18,000                                6,000
  Vice President --
  Finance,..................  2001    109,858
  Chief Financial
  Officer,..................  2000     93,280     32,648
  and Treasurer (3)

-------------------------
(1) Prior to April 26, 2001, Mr. Mark held the positions of President and Chief Operating Officer. On April 26, 2001, he was named President and Chief Executive Officer.

(2) Prior to April 26, 2001, Mr. Currie held the positions of General Counsel and Secretary. On April 26, 2001, he was named Vice President, General Counsel and Secretary.

(3) Prior to November 21, 2002, Mr. Quinlan held the positions of Treasurer, Controller, and Chief Accounting Officer. Prior to April 26, 2001, Mr. Quinlan held the position of Controller and Chief Accounting Officer. On November 21, 2002, he was named Vice President -- Finance, Chief Financial Officer, and Treasurer.

     The Corporation has a defined benefit plan (the "Retirement Plan") which is qualified under the Internal Revenue Code. The participants are all salaried and all non-union employees of the Corporation. Benefits are, in general, based upon annual salary and length of service. The amount of the Corporation's annual contribution to the Retirement Plan is determined for the total of all participants covered by the Retirement Plan, and the amount of payment in respect of a specified person is not and cannot readily be separated or individually calculated by the regular actuaries for the Retirement Plan. Of the current annual salaries reported in the Summary Compensation Table above for all participants, approximately 79% is covered for purposes of the Retirement Plan. The table below illustrates the amount of annual pension benefits payable to a person in specified average annual compensation and years of service classifications, assuming retirement in 2002.

           BENEFIT EXAMPLES -- ANNUAL BENEFIT AT AGE 65 IN 2003(1)(2)

                                                                            YEARS OF SERVICE
                      AVERAGE ANNUAL                           -------------------------------------------
                       COMPENSATION                            5 YEARS    10 YEARS    20 YEARS    30 YEARS
                      --------------                           -------    --------    --------    --------
   $75,000.................................................     4,253       8,505      17,010      25,515
   $100,000................................................     6,118      12,235      24,470      36,706
   $125,000................................................     7,993      15,985      31,970      47,956
   $170,000................................................    11,368      22,736      45,472      68,208
   $240,000(3).............................................    13,392      26,783      53,567      80,350

-------------------------
(1) Based on the Social Security law in effect on January 1, 2003 and the Retirement Plan formula in effect on January 1, 2003.

(2) Internal Revenue Code Section 415 limit is generally $160,000.

(3) Compensation in excess of $200,000 is not recognized.

     The years of credited service and average annual compensation covered by the Retirement Plan for the current employees named in the Summary Compensation Table are respectively as follows: T.E. Mark 7 years and $170,000; R.M. Currie 10 years and $149,268; and S. J. Quinlan 11 years and $100,467.

     The Retirement Plan is integrated with Social Security benefits and the amounts payable upon retirement shown in the table are net of Social Security benefits offsets.

EMPLOYMENT AND OTHER AGREEMENTS

     On January 22, 1996, the Corporation and Thomas E. Mark entered into an employment agreement naming Mr. Mark President and Chief Operating Officer. On April 26, 2001, Mr. Mark was named Chief Executive Officer and is currently the President and Chief Executive Officer. The agreement has a three year term but extends on each anniversary date for an additional year unless either party declines the extension. It provides for an initial base salary of $238,000 per year and a signing bonus of $40,000. The agreement provides that Mr. Mark will participate in the Corporation's medical and life insurance plans and be eligible for option grants and annual bonuses. The agreement also provides for a supplemental pension upon his termination of employment, subject to certain vesting and other conditions set forth in the agreement. The full amount of the pension equals 50% of his final salary. The agreement includes severance terms providing six months' salary and six months' medical benefits if Mr. Mark is terminated before the expiration of the agreement's term for a reason other than Cause or Disability or if he resigns for Good Reason (as such terms are defined in the agreement). Under the agreement, he is also entitled to receive his salary and medical benefits for an additional period, up to 18 months, during which he is seeking new employment.

     On June 23, 1993, the Corporation and Robert M. Currie entered into an employment agreement naming Mr. Currie General Counsel of the Corporation effective as of July 16, 1993. Mr. Currie was named Secretary of the Corporation in 1994. On April 26, 2001, Mr. Currie was named Vice President and is currently the Vice President, General Counsel and Secretary. The agreement has a three year term but extends on each anniversary date for an additional year unless earlier terminated. It provides for an initial base salary of $125,000 and the opportunity to earn an annual bonus. It provides medical benefits, life insurance and full vesting in the Retirement Plan after five full years of employment. The agreement further provides for a severance payment of 18 months' salary in the event the Corporation terminates Mr. Currie's employment for a reason other than Cause (as defined in the agreement).

     The Corporation and Steven J. Quinlan have an arrangement that in the event the Corporation involuntary terminates Mr. Quinlan, the Corporation will continue health care benefits for a period of 12 months and will make a severance payment of 12 months' salary to Mr. Quinlan.

     Each of the named Executive Officers has received various option grants under the Corporation's 1993 Stock Option Plan. The plan provides for the immediate vesting and acceleration of options upon a change in Control (as defined in the plan) of the Corporation.

                             DIRECTOR COMPENSATION

     Under the Corporation's current practices and with the exception of Mr. King, a Director of the Corporation who is not an employee of the Corporation or its subsidiaries is paid a monthly retainer of $1,000. In addition, each Director, with the exception of Mr. King, is paid $1,000 plus reasonable expenses for attendance at Board of Directors meetings, with the exception of meetings held during the month of November for which Directors are paid $2,000 in addition to reasonable expenses. Each Director who serves as chairman of a committee also receives $1,000, and each Director who serves as a member of a committee also receives $500, for such service and $500 and reasonable expenses for each committee meeting attended. In lieu of the foregoing, Mr. King is paid, in addition to reasonable expenses, a monthly retainer of $5,000 to cover all fees in connection with committee meetings and meetings of the Board of Directors.

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the NASDAQ Index and the Chemicals-Specialty Index over the same period (assuming an investment of $100 in the Common Stock, NASDAQ Index and the Chemicals-Specialty Index on December 31, 1997, and reinvestment of all dividends). The common stock of each of the following companies is included in the Chemicals-Specialty Index: Air Products and Chemicals, Cabot Corporation, Ethyl Corporation, Grace (WR) and Corporation, Great Lakes Chemical, Lubrizol Corporation, Praxair, Inc. and Sigma Aldrich Corporation.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
        AMONG DETREX CORPORATION, THE NASDAQ STOCK MARKET -- U.S. INDEX
                                AND A PEER GROUP
[PERFORMANCE GRAPH]

                                                                                                              NASDAQ STOCK
                                                   DETREX CORPORATION              PEER GROUP                 MARKET (U.S.)
                                                   ------------------              ----------                 -------------
12/97                                                    100.00                      100.00                      100.00
12/98                                                     64.10                       75.53                      140.99
12/99                                                     39.74                       77.86                      261.48
12/00                                                     58.97                       81.80                      157.42
12/01                                                     46.77                       94.26                      124.89
12/02                                                     27.69                       93.43                       86.33

-------------------------
* $100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows information about option grants in the last fiscal year for each of the Executive Officers included in the Summary Compensation Table. For the fiscal year ended December 31, 2002, no other Executive Officer of the Corporation received stock options. The Corporation did not grant any stock appreciation rights.

                                      NUMBER OF         % OF TOTAL
                                     SECURITIES       OPTIONS GRANTED    EXERCISE OR
                                     UNDERLYING       TO EMPLOYEES IN    BASE PRICE     EXPIRATION    GRANT DATE
             NAME                  OPTIONS GRANTED      FISCAL YEAR        ($/SH)          DATE        VALUE(1)
             ----                  ---------------    ---------------    -----------    ----------    ----------
Robert M. Currie...............         6,000              35.39%           $4.00       11/21/2012     $14,100
Steven J. Quinlan..............         6,000              35.39%           $4.00       11/21/2012     $14,100

-------------------------
(1) Based on the Black-Scholes option valuation model. The actual value, if any, the executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised so that there is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model include: (i) an expected volatility of .50 based upon the prior thirty (30) month-end closing stock prices of the Common Stock, (ii) a risk-free rate of return of 4.08%, which approximates the 5-year Treasury Bond rate, and (iii) a ten year period from time of grant until exercise.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

     The following table shows aggregate option exercises in the last fiscal year and fiscal year-end option values for the Executive Officers included in the Summary Compensation Table.

                                                                                NUMBER OF
                                                                               SECURITIES        VALUE OF
                                                                               UNDERLYING       UNEXERCISED
                                                                               UNEXERCISED     IN-THE-MONEY
                                                     SHARES                    OPTIONS AT       OPTIONS AT
                                                   ACQUIRED ON     VALUE      YEAR-END (#)     YEAR-END ($)
                                                    EXERCISE      REALIZED    EXERCISABLE/     EXERCISABLE/
                     NAME                              (#)          ($)       UNEXERCISABLE    UNEXERCISABLE
                     ----                          -----------    --------    -------------    -------------
T.E. Mark......................................         0            0            78,000/0          0/0
R.M. Currie....................................         0            0         9,000/6,000          0/0
S.J. Quinlan...................................         0            0         3,000/6,000          0/0

                      EQUITY COMPENSATION PLAN INFORMATION

     The Corporation's equity compensation plans include the 1993 Stock Option Plan and the 1993 Stock Option Plan for Outside Directors. See Note 14 of the Notes to the Consolidated Financial Statements for the general terms of these plans included in the Form 10-K for the year ended December 31, 2002.

     The following chart gives aggregate information regarding grants under all of the Corporation's equity compensation plans through December 31, 2002:

                                                                                                  NUMBER OF SECURITIES
                                                                                             REMAINING AVAILABLE FOR FUTURE
                                                                                                  ISSUANCE UNDER EQUITY
                               NUMBER OF SECURITIES TO BE                                          COMPENSATION PLANS
                                ISSUED UPON EXERCISE OF       WEIGHTED-AVERAGE EXERCISE      (EXCLUDING SECURITIES REFLECTED
        PLAN CATEGORY             OUTSTANDING OPTIONS        PRICE OF OUTSTANDING OPTIONS         IN THE FIRST COLUMN)
        -------------          --------------------------    ----------------------------    -------------------------------
Equity compensation plans
  approved by shareholders...           185,000                         $7.40                                0
Equity compensation plans not
  approved by shareholders...               n/a                           n/a                              n/a
Total........................           185,000                         $7.40                                0

                         RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP, certified public accountants, has audited the accounts of the Corporation for over 40 years and has been selected by the Corporation to continue in that capacity during 2003. This selection was approved by the Audit Committee and by the Board of Directors.

     Deloitte & Touche LLP plans to have a representative attend the Annual Meeting who will be available to respond to appropriate questions and who will have the opportunity to make a statement if the representative desires to do so.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Corporation's Forms 10-Q during the same fiscal year were $222,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No professional services related to information systems design and implementation were performed for the Corporation by Deloitte & Touche LLP during the fiscal year ended December 31, 2002.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche LLP for all other professional services rendered to the Corporation during the fiscal year ended December 31, 2002 were $37,000.

                            SOLICITATION OF PROXIES

     The expenses in connection with the solicitation of the enclosed form of proxy, including clerical work, printing and postage, will be borne by the Corporation. In addition to the use of the mails, Directors, Officers, or employees of the Corporation or its subsidiaries may make solicitations in person or by telephone without special compensation. The Corporation has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies at an estimated cost of $1,500 plus reimbursement of reasonable expenses. The Corporation will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 2004 Annual Meeting must be received by the Secretary, Detrex Corporation, 24901 Northwestern Highway, Suite 500, Southfield, Michigan 48075 no later than November 22, 2003. In order for the proposal to be included in the proxy statement, the shareholder submitting the proposal must meet certain eligibility standards and comply with the procedures established by the Securities and Exchange Commission as set forth in Rule 14a-8 of the Securities Exchange Act of 1934.

                           AS TO OTHER MATTERS WHICH
                          MAY COME BEFORE THE MEETING

     The Board of Directors does not intend to bring any other matters before the meeting and has not been informed of such an intention by any other person. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxies in accordance with their judgment on such matters.

     It is important that the proxies be returned promptly. Therefore, shareholders are requested to execute and return the enclosed proxy to which no postage need be affixed if mailed in the United States.

                                          By Order of the Board of Directors

                                          ROBERT M. CURRIE
                                          Secretary

Dated: March 28, 2003

                                                                     DETCM-PS-03

                                  DETACH HERE                            ZDETC2


                               DETREX CORPORATION

       24901 NORTHWESTERN HIGHWAY, SUITE 500, SOUTHFIELD, MICHIGAN 48075

                         ANNUAL MEETING APRIL 24, 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) signing the reverse side of this card (the "Shareholder") hereby appoints Bruce W. Cox, William C. King and David R. Zimmer, and each of them, with power of substitution to each, proxies of the Shareholder, to vote at the Annual Meeting of Shareholders of Detrex Corporation (the "Corporation") to be held on the 24th day of April, 2003 and at any and all postponements or adjournments of said meeting, all of the shares of stock of the Corporation which the Shareholder may be entitled to vote, with all the powers the Shareholder would possess, if then and there personally present.

The Shareholder hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

This proxy may be revoked at any time prior to said meeting and the Shareholder reserves the right to attend such meeting and vote said stock in person.

The Shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated March 28, 2003, the Proxy Statement furnished herewith and the Annual Report of the Corporation for 2002.

-------------------------------------------------------------------------------
     PLEASE VOTE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE,
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
NOTE; Please sign exactly as name appears hereon. If the stock is held in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.
-------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

---------------------------------             ---------------------------------

---------------------------------             ---------------------------------

---------------------------------             ---------------------------------


DETREX CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694



            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                           ZDETC1


/x/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.



-----------------------------------------------
             DETREX CORPORATION
-----------------------------------------------

     1. Election of Directors.

          DIRECTORS OF THE SECOND CLASS:                              THE BOARD OF DIRECTORS RECOMMENDS THAT
            (01) ROBERT A. EMMETT, III                                    SHAREHOLDERS VOTE "FOR" ITEM 1.
           (02) BENJAMIN W. MCCLEARY
             (03) ARBIE R. THALACKER

          FOR    /   /       /   / WITHHELD
          ALL    /   /       /   / FROM ALL
        NOMINEES /   /       /   / NOMINEES

     /   /
     /   /                                                            UNLESS OTHERWISE SPECIFIED HEREON, THE SHARES
     /   / ------------------------------------------                 REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM 1. THIS
           For all nominee(s) except as written above                 PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES
                                                                      NAMED ON THE REVERSE SIDE WITH RESPECT TO ANY OTHER
                                                                      MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING
                                                                      AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                                                                      Mark box at right if an address change or comment has  /   /
                                                                      been noted on the reverse side of this card.           /   /


Signature: __________________________ Date: _____________ Signature: ______________________________ Date: ______________
